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Exhibit 10.19

SECOND AMENDMENT

OF

UAL CORPORATION

SUPPLEMENTAL ESOP

(Effective as of July 12, 1994)

By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under section 5.1 of the UAL Corporation Supplemental ESOP (effective as of July 12, 1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association, International ("ALPA"), the Company hereby amends the Plan, as follows, effective January 1, 1995:

1. Section 1.1(c) is amended by adding the following to the end of the section:

"For Convertible Shares to be allocated under this Plan for Plan Years beginning on or after January 1, 1995, 96.286956% will be allocated to the ALPA Employee Group, 1.699314% will be allocated to the IAM Employee Group, and 2.01373% will be allocated to the Management and Salaried Employee Group." 2. Section 1.1(d) is amended by adding the following to the end of the section: "Effective for Plan Years beginning on or after January 1, 1995, the Class M Voting Shares will be contributed to the ESOP (Part B) or the Supplemental Trust." 3. Effective upon adoption of this Second Amendment, Section 1.3(d) is amended to read as follows: "(d)  'Committee' means the ESOP Committee." 4. Section 1.3(j) is amended to read as follows: "(j)  'Eligible Employee' means an 'eligible employee' as defined in the ESOP." 5. Section 1.3(q) is amended to read as follows: "(q)  'Participant' means an ESOP Participant who has an Account under this Plan." 6. The second sentence of Section 2.1 is deleted.

7. Section 2.4(a)(iv) shall be amended to read as follows:

"(iv)  Allocations under the ESOP (Part A) were made (A) without regard to the Tax Limitations, (B) without regard to clauses (ii), (iv), (v), (vi) or (vii) of Section 5.4(a) of the ESOP, (C) were based on Compensation rather than the definition of compensation in the ESOP, and (D) for Plan Years beginning on or after January 1, 1995, by including the shares designated for inclusion in the Hypothetical Share Number for the ESOP Participant on account of the Special Annual Allocation applicable to the Plan Year under Appendix A to the ESOP; and" 8. The first sentence of Section 2.4(c) is amended to read as follows: "For each ESOP Participant, the difference, if any, between the Hypothetical Share Number and the Actual Share Number shall be referred to as the Tentative Allocation." 9. Section 4.2 is amended by deleting the existing language in subsections (a), (b), and (c), and by replacing such language, in each of such subsections, with the word "Reserved." 10. Section 4.2(i) is deleted. 11. Section 5.1 is amended to read as follows: "5.1.  Amendment.  While the Company expects and intends to continue the Plan, the Company must necessarily reserve, and does hereby reserve, the right to amend the Plan at any time, except that no amendment may be adopted, without the approval of ALPA and the IAM, provided, that, with respect to amendments adopted which are described in Section 13.1(b) or (d) of the ESOP (which subsections shall be treated as appropriately modified to the extent necessary to reflect the circumstances of this Plan), the need for mutual approval shall be modified." 12. The second sentence of Section 5.2 is deleted.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on August 17, 1995.

                                                 UAL CORPORATION

                                                /s/ Stuart I. Oran
                                                 Executive Vice President-
                                                 Corporate Affairs and
                                                 General Counsel

Approved by:

AIR LINE PILOTS ASSOCIATION,
INTERNATIONAL

/s/ Harlow B. Osteboe

/s/ J. Randolph Babbitt

INTERNATIONAL ASSOCIATION OF
MACHINISTS AND AEROSPACE WORKERS

/s/ Kenneth W. Thiede

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